Sub-Item 77Q1: Exhibits

(a) Copies of any material amendments to the registrant's charter or by-laws

Amended Schedule A to Agreement and Declaration of Trust of FundVantage Trust (the "Trust") was previously filed with the Securities and Exchange Commission ("SEC") as exhibit 28(a)(iii) to Post-Effective Amendment No. 60 to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on July 27, 2012 (SEC Accession No. 0001104659-12-051891) and incorporated herein by reference.

(e) Copies of any new or amended registrant investment advisory contracts

Investment Advisory Agreement with Heitman Real Estate
Securities LLC ("Heitman") was previously filed with the SEC as exhibit 28(d)(xviii) to Post-Effective Amendment No. 60 to the Trust's Registration Statement filed with the SEC on July
27, 2011 (SEC Accession No. 0001104659-12-051891) and
incorporated herein by reference.

(g) Copies of any merger or consolidation agreement, and other documents relevant to the information sought in sub-item 77M)

Agreement and Plan of Reorganization was previously filed with the SEC as exhibit 4 to Post-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-14 filed with the SEC on June 8, 2012 (SEC Accession No. 0001104659-12-042502) and
incorporated herein by reference.